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                                                                     EXHIBIT 10c


                                                         [LOGO OF BELL ATLANTIC]



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INDEMNIFICATION AND
TRAVEL ACCIDENT INSURANCE



INDEMNIFICATION

     The Company indemnifies directors to the full extent permitted under applicable law.

     Liability insurance policies cover the Company for many losses arising from a claim made against directors for a "wrongful act" or certain matters claimed solely by reason of being in a position of a Director of the Company. The policies also directly cover the directors for certain losses for which the Company cannot legally provide indemnification.

TRAVEL ACCIDENT INSURANCE

     This insurance provides financial compensation to beneficiaries of non-employee directors in the case of death, disability, or dismemberment from an accident while the non-employee director is away from home or permanent employment and on company business.

     Beneficiary cards are available from the Corporate Secretary's organization.

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ABSOLUTE ASSIGNMENT OF
TRAVEL ACCIDENT INSURANCE


     A Director may choose to make an irrevocable assignment of his Travel Accident Insurance. Since the same conditions which apply to the assignment of Group Life Insurance also apply to the life insurance portion (but not the dismemberment or disability portion) of the Travel Accident Insurance, a Director considering an assignment of Travel Accident Insurance should first review "Commentary for the Benefit of the Director and His Attorney on Some Aspects of Absolute Assignments of Group Term Life Insurance", in Part B,
Section 5 of this Handbook. As always, a tax advisor should be consulted when considering an irrevocable assignment of insurance.

     Assignment forms are available from the Corporate Secretary's organization.